UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5 .02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 15, 2020, Bright Mountain Media, Inc. (the “Company”) appointed Pamela J. Parizek to our Board of Directors, chairperson of our Audit Committee and a member of our Corporate Governance and Nominating Committee. Ms. Parizek has no arrangements or understandings with any other person pursuant to which she was appointed as a director and no family relationships with any director or executive officer of the Company. Ms. Parizek has no direct or indirect beneficial ownership in the Company’s common stock or rights to acquire common stock.

Ms. Parizek, age 55, is a recognized business leader with 30 years of experience advising audit committees, c-suite executives and outside counsel on complex accounting, legal and regulatory matters. She has a JD, CPA, is certified in financial forensics, and previously served in the enforcement division of the U.S. Securities and Exchange Commission (SEC). Ms. Parizek has an A.B. from Harvard College, a J.D. from Northwestern University School of Law.

In the private sector, she represented equity security holders in reorganization proceedings, conducted sensitive investigations for Kroll, Inc., a business intelligence firm, and led the Washington, D.C. forensic practice for KPMG. She has advised public and private US and global clients in various industries including: automotive; consumer products; construction; ecommerce; education; energy (including solar); financial services; industrial manufacturing; hospitality; insurance; media, entertainment and publishing; pharmaceuticals, medical devices and life sciences; professional services; luxury retail; technology solutions; and transportation and logistics.

Ms. Parizek currently serves as Chair of the Board of Directors of The Foundation for a Smoke-Free World, whose mission is to accelerate smoking cessation and harm reduction and transition tobacco farmers to alternative livelihoods. She also serves on the Board of Trustees of the National Museum of Women in the Arts, the only major museum in the world solely dedicated to celebrating women’s achievements in the visual, performing, and literary arts.

Item 7.01	Regulation FD Disclosure.

On October 21, 2020, the Company issued a press release announcing the appointment of Ms. Parizek as a member of the Company’s Board of Directors which is attached as Exhibit 99.1 The information in Exhibit 99.1 is being furnished and such information shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934 , as amended ( the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933,as amended or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1.	Press Release dated October 21, 2020, concerning the appointment of a director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21 2020	Bright Mountain Media, Inc.

	By:	/s/ Edward A. Cabanas
Edward A. Cabanas, Chief Financial Officer

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